Exhibit 10.1

Convertible Loan Conversion Agreement

This Convertible Loan Conversion Agreement (this “Agreement”), dated as of May 9, 2023, is made and entered into by and among Intelligent Fingerprinting Limited, a company registered in England and Wales with company number 06409298 (the “Borrower”), Intelligent Bio Solutions Inc. (formerly known as GBS Inc.), a Delaware corporation (the “Guarantor”), and [●] (the “Lender”). The Borrower, the Guarantor and the Lender are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Share Exchange Agreement (as defined below) or the Restated Facility Agreement (as defined below), as applicable.

RECITALS

A. The Borrower and the Lender entered into a facility agreement dated October 26, 2021 pursuant to which the Lenders, among other things, agreed to make available to the Borrower a secured sterling term loan facility (the “Original Facility Agreement”).

B. Pursuant to that certain Share Exchange Agreement, dated as of October 4, 2022 (the “Share Exchange Agreement”), by and among the Guarantor, the Borrower, Sellers (including Lender) and Sellers’ Representatives, among other things, (a) the Lender and each other Seller who is also an IFP Convertible Loan Holder agreed to, following Closing, subject to the satisfaction of the terms and conditions contained in the Share Exchange Agreement and only once the Company Stockholder Approval has been duly obtained for the Company Convertible Preferred Stock Conversion in accordance with Section 1.5 of the Share Exchange Agreement, convert all their outstanding IFP Convertible Loans into newly-issued Ordinary B Shares in consideration for shares of Company Convertible Preferred Stock that would, [immediately thereafter] [–OR–] [at the direction of the RFA Sellers’ Representative], convert into Company Common Stock.

C. Concurrently with the execution of the Share Exchange Agreement, the Borrower and the Lender agreed to amend and restate the Original Facility Agreement pursuant to that certain Deed of Amendment and Restatement, dated October 4, 2022, relating to the Original Facility Agreement (the “Restated Facility Agreement”), the Guarantor agreed to guarantee the obligations of the Borrower under the Restated Facility Agreement, and was therefore added as a party to that agreement, and the Borrower, the Lender and the Guarantor agreed, among other things, to certain agreements with respect to the IFP Convertible Loan Conversion as it relates to the Lender.

D. On May 8, 2023, the Company Stockholder Approval was duly obtained for the Company Convertible Preferred Stock Conversion in accordance with Section 1.5 of the Share Exchange Agreement.

E. The Parties are entering into this Agreement for the purposes of effecting each the IFP Convertible Loan Conversion and the Conversion Share Sale with respect to the Lender.

AGREEMENT

In consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Convertible Loan Conversion.

(a) On the date hereof and simultaneously with the execution and delivery of this Agreement by each of the Parties, the Borrower is issuing to the Lenders (the “Convertible Loan Conversion”) new fully paid Ordinary B Shares in an aggregate amount equal to [●] (the “Lender Conversion Shares”). The Lender Conversion Shares are being issued and allotted by the Borrower on the date hereof, and the Lender waives its right under the Borrower’s articles of association to receive a share certificate in respect of the Lender Conversion Shares.

2. Conversion Share Sale.

(a) Immediately following the Convertible Loan Conversion and, for clarity, on the date hereof, the Lenders shall sell, assign, transfer, deliver and convey to the Guarantor, and the Guarantor shall purchase from the Lenders (the “Lender Conversion Share Sale”), all of the Lender’s right, title and interest in and to the Lender Conversion Shares (which shall constitute all of the Ordinary B Shares held by the Lender and in issue immediately prior to the Lender Conversion Share Sale), in each case with full title guarantee and free and clear from all Encumbrances and with all rights attaching to them on the date hereof, in consideration for [●] duly authorized, validly issued, fully paid and non-assessable shares in Company Convertible Preferred Stock (after aggregating all fractional shares of Company Convertible Preferred Stock issuable to the Lender) which shall immediately convert into [●] duly authorized, validly issued, fully paid and non-assessable shares, rounded to the nearest whole share, of Company Common Stock (in accordance with the Certificate of Designations), the value of which is equal to the value of the Capped Outstanding Loan Amount under the Restated Facility Agreement (the “Lender Convertible Loan Consideration”), provided that, for the purposes of calculating the amount of Lender Convertible Loan Consideration due to the Lender, the Deemed Values have been used.

(b) On the date hereof, the Lender is deemed to repeat, and hereby is repeating, the Fundamental Representations in respect of the Lender Conversion Shares.

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(c) The Lender hereby agrees and acknowledges that effective upon the consummation of the Lender Conversion Share Sale (the “Lender Conversion Share Sale Closing”), without any further action of or by any Party or any and all other Persons: (i) the Loan shall have been paid off, released, extinguished and discharged in all respects, and all Security granted thereunder, including but not limited to, the Security Documents, shall be deemed released, extinguished and discharged in all respects; (ii) all of the Borrower’s and the Guarantor’s respective obligations, covenants, and agreements under the Loan, including, without limitation, any and all documents related thereto, shall have been satisfied in full; (iii) each of the Restated Facility Agreement and the Loan shall be hereby terminated in all respects and shall have no further force and effect by mutual agreement of the Parties; (iv) each of the Borrower and the Guarantor shall be released and discharged from any and all obligations, covenants, and agreements under the Loan, including, without limitation, any and all documents related thereto; and (v) the Lender shall have no Encumbrances of any kind or nature whatsoever in connection with the Loan or otherwise with respect to the Borrower or the Guarantor, Promptly following the Lender Conversion Sale Closing, the Lender shall return to the Borrower and the Guarantor the originals of any and all instruments evidencing any indebtedness of the Borrower and/or the Guarantor under the Loan with a marking to the effect that such instruments have been terminated and paid in full, or if the originals of any such instruments are in the possession of the Borrower and the Guarantor, and the Lender hereby directs the Borrower and the Guarantor to mark the documents with the effect that such instruments have been terminated and paid in full.

3. Release. Effective at the time of the Lender Conversion Share Sale Closing, the Lender hereby, without any further action, releases and forever discharges the Guarantor, the Borrower and their respective Personnel and Affiliates, from any and all Liabilities, claims, obligations, actions, causes of action, suits at law or in equity of whatever kind or nature, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, Contracts, controversies, promises, variances, trespasses, judgments, verdicts, extents, executions, Encumbrances, payments, damages, costs, attorneys fees, expenses, and demands of any kind or nature, which the Lender may have or may have had, known or unknown, at or prior to the Closing, against the Guarantor, the Borrower or any of their respective Personnel or Affiliates. Notwithstanding the foregoing, nothing contained in this Section 3 shall constitute a release by the Lender for claims against the Guarantor or the Borrower arising out of the Guarantor’s or the Borrower’s obligations under this Agreement or the Share Exchange Agreement.

4. Additional Actions. If, at any time after the effectiveness of this Agreement, the Guarantor or the Borrower shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in it its right, title and interest in, to or under any of the rights, privileges, powers or franchises of the Lender Conversion Shares, the Guarantor, the Borrower and their respective duly authorized officers and directors shall be authorized (a) to execute and deliver, in the name and on behalf of the Guarantor and/or the Borrower (as applicable), all such deeds, bills of sale, assignments and assurances and (b) to do, in the name and on behalf of the Guarantor and/or the Borrower, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Guarantor’s and/or the Borrower’s respective right, title and interest in, to and under any of the rights, privileges, powers or franchises of Lender Conversion Shares and otherwise to carry out the purposes of this Agreement. The Lender agrees, from time to time, and without additional consideration, to execute and deliver such additional documents and other instruments and to take all such further action as the Guarantor and/or the Borrower may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

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5. Specific Performance.

All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Each Party agrees that, in the event of any breach or threatened breach by another Party of any covenant, obligation or other provision set forth in this Agreement: (a) such first Party will be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) such first Party will not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

6. Entire Agreement; Amendment.

(a) Entire Agreement. This Agreement, the Share Exchange Agreement, the Certificate of Designations, the IFP Disclosure Schedule, the Company Disclosure Schedule and all the documents entered into by two or more of the parties at the Closing constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

(b) Amendment; Waiver. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of the Parties. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

7. Notices.

Any notice or other communication required or permitted to be delivered to a Party under this Agreement will be in writing and will be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email with confirmed receipt before 5:00 p.m. (recipient’s time) on the date sent, on such Business Day; (c) if sent by email on a day other than a Business Day, or if sent by email with confirmed receipt at any time after 5:00 p.m. (recipient’s time) on the date sent, on the date on which receipt is confirmed, if a Business Day, and otherwise on the first Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or email address set forth beneath the name of such Party below (or to such other address or email address as such Party shall have specified in a written notice given to the other Parties):

If to the Borrower or the Guarantor:

Intelligent Bio Solutions Inc.

142 West 57th Street, 11th Floor

New York, NY 10019

Attention: Spiro Sakiris

Email: spiro.sakiris@gbs.com

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With a copy (which shall not constitute notice) to:

ArentFox Schiff LLP

233 South Wacker Drive, Suite 7100

Chicago, IL 60606

Attention: Ralph De Martino and Alex Young

Email: ralph.demartino@afslaw.com and alex.young@afslaw.com

If to the Lender:

RFA Sellers Representative

1908 Cliff Valley Way NE

Atlanta, Georgia, 30329-2479

Attention: Jason Isenberg

Email: jisenberg@rfallc.com

Other Sellers’ Representative

14-17 Evolution Business Park Milton Road, Impington, Cambridge, CB24 9NG

Attention: Philip Hand

Email: philip.hand@intelligentfingerprinting.com

With copies (which shall not constitute notice) to:

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, Georgia 30361

Attention: Mark L. Hanson

Email: mlhanson@jonesday.com

Bristows LLP

100 Victoria Embankment, London EC4Y 0DH

Attn.: Iain Redford

Email: Iain.Redford@bristows.com

8. Miscellaneous.

(a) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) Venue. The Parties agree that any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each Party agrees that notice or the service of process in any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 7 or in any other manner permitted by applicable Legal Requirement.

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(c) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (including, without limitation, all legal, accounting, broker, finer or investment banker fees and expenses) will be paid by the Party incurring such expenses. Each of the Parties acknowledges that the agreements contained in this Section 8(d) are an integral part of the transactions contemplated by this Agreement, without which, the Parties would not enter into this Agreement.

(e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(f) Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts and by facsimile or electronic (i.e., PDF) transmission, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. No Party shall raise the use of facsimile or electronic (i.e., PDF) transmission to deliver any such signature page or the fact that such signature was transmitted or communicated through the use of a facsimile or electronic (i.e., PDF) transmission as a defense to the formation or enforceability of a contract, and each Party forever waives any such defense.

(g) Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(h) Assignment; Successors and Assigns. This Agreement will be binding upon each Party and its successors and assigns (if any). This Agreement will inure to the benefit of: (i) the Borrower; (ii) the Guarantor; (iii) the Lender; and (iii) the respective heirs, successors and assigns (if any) of the foregoing. No Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

(i) Parties In Interest. This Agreement will be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, expressed or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, for the avoidance of doubt, each of the Borrower and the Guarantor shall have the right to enforce this Agreement directly against the Lender in the event of a breach by the Lender of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

INTELLIGENT BIO SOLUTIONS INC.

By:
Name:
Title:

INTELLIGENT FINGERPRINTING LIMITED

By:
Name:
Title:

[LENDER]

By:
Name:
Title:

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